EXHIBIT 99.5

INSTRUCTION TO REGISTERED HOLDER AND/OR
BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER
FOR EXISTING NOTES

relating to

ALESTRA, S. DE R.L. DE C.V.’s

Offer to Exchange
Senior Step-Up Notes due 2008 for all outstanding 12 1/8% Senior Notes due 2006 (CUSIP NOS. 01446PAA2 AND 01446PAB0; ISIN NOS. US01446PAA21 AND US01446PAB04)	Cash Tender Offer for a portion of outstanding 12 1/8% Senior Notes due 2006 and a portion of outstanding 12 5/8% Senior Notes due 2009 and Senior Step-Up Notes due 2011
for all outstanding 12 5/8% Senior Notes due 2009 (CUSIP NOS. 01446PAD6 AND 01446PAC8; ISIN NOS. US01446PAD69 AND US01446PAC86)
and solicitations of consents to amend the indentures for the 12 1/8% Senior Notes due 2006 and the 12 5/8% Senior Notes due 2009

As described in the Prospectus dated                 , 2003

To Registered Holder and/or Participant of The Depositary Trust Company:

The undersigned hereby acknowledges receipt of the Prospectus dated                 , 2003 (the “Prospectus”) and the accompanying Letters of Transmittal (the “Letters of Transmittal”), that together constitute the “Exchange Offer” and the “Cash Tender Offer” for the 12 1/8% Senior Notes due 2006 and the 12 5/8% Senior Notes due 2009 (the “Existing Notes”), and hereby instructs you, the registered holder and/or Depository Trust Company participant, as to the action to be taken by you relating to the Exchange Offer and/or the Cash Tender Offer for the Existing Notes held by you for the account of the undersigned.

The aggregate face amount of the Existing Notes held by you for the account of the undersigned is (fill in amount):

$                  12 1/8% Senior Notes due 2006 (CUSIP Nos. 01446PAA2 and 01446PAB0; ISIN Nos. US01446PAA21 and US01446PAB04)

$                  12 5/8% Senior Notes due 2009 (CUSIP Nos. 01446PAD6 and 01446PAC8; ISIN Nos. US01446PAD69 and US01446PAC86)

With respect to the Exchange Offer and Cash Tender Offer, the undersigned hereby instructs you (check appropriate box or boxes):

☐
To TENDER, under the terms of the Exchange Offer, the following Existing Notes held by you for the account of the undersigned (insert principal amount of Existing Notes to be tendered under the Exchange Offer):

$                  12 1/8% Senior Notes due 2006 (CUSIP Nos. 01446PAA2 and 01446PAB0; ISIN Nos. US01446PAA21 and US01446PAB04)

$                  12 5/8% Senior Notes due 2009 (CUSIP Nos. 01446PAD6 and 01446PAC8; ISIN Nos. US01446PAD69 and US01446PAC86)

☐
To TENDER, under the terms of the Cash Tender Offer, the following Existing Notes held by you for the account of the undersigned (insert principal amount of Existing Notes to be tendered under the Cash Tender Offer):

$                     12 1/8% Senior Notes due 2006 (CUSIP Nos. 01446PAA2 and 01446PAB0; ISIN Nos. US01446PAA21 and US01446PAB04)

$                  12 5/8% Senior Notes due 2009 (CUSIP Nos. 01446PAD6 and 01446PAC8; ISIN Nos. US01446PAD69 and US01446PAC86)

☐	NOT to TENDER any Existing Notes held by you for the account of the undersigned in either the Exchange Offer or the Cash Tender Offer.

If the undersigned instructs you to tender, and consent with respect to, the Existing Notes held by you for the account of the undersigned, it is understood that you are authorized to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you) the representations and warranties contained in the relevant Letters of Transmittal that are to be made with respect to the undersigned as a beneficial owner.

SIGN HERE

SIGNATURE(S):

NAME(S) (PLEASE PRINT):

ADDRESS:

TELEPHONE NUMBER:

TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NO.

DATE: